SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 30, 2002
                        --------------------------------
                        (Date of earliest event reported)

                               SAFETY-KLEEN CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
        -----------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

              001-8368                               51-0228924
       ------------------------------------------------------------------
       (Commission File No.)            (IRS Employer Identification No.)


  1301 Gervais Street, Suite 300, Columbia, South Carolina               29201
  ---------------------------------------------------------------------------
  (Address of principal executive offices)                (zip code)

                                 (803) 933-4200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                        ---------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On August 30, 2002, Safety-Kleen Corp. accepted the resignations of Messrs. Robert W. Luba, John W. Rollins, Jr., David E. Thomas, Jr., Henry B. Tippie, James L. Wareham, and Grover C. Wrenn from their positions as Directors of the Company, including all committees thereof. The Board of Directors then appointed Mr. Larry W. Singleton, who has served as the Company's Executive Vice President and Chief Financial Officer since November, 2001, as a Class I Director of the Company to fill the unexpired term of Mr. Tippie and Mr. Thomas Arnst, who has served as the Company's Executive Vice President and Chief Administrative Officer since November, 2001, as a Class II Director of the Company to fill the unexpired term of Mr. Luba. The Board does not intend to fill the remaining positions while the Company is a debtor in possession under Chapter 11 of the United States Bankruptcy Code.

The Board thereafter disbanded the Special Committee (Conflicts of Interest in Litigation) and reconstituted the Board's existing committees. The Company's three independent directors, Messrs. David W. Wallace, Kenneth K. Chalmers, and Peter E. Lengyel will serve on each of the Human Resources and Compensation Committee (the "HRCC") and the Audit Committee. Mr. Chalmers will serve as the Chairman of the Audit Committee and Mr. Wallace will serve as the Chairman of the HRCC.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SAFETY-KLEEN CORP.



Date: September 5, 2002          By:  /s/ James K. Lehman
                                    --------------------------------
                                    James K. Lehman
                                    Senior Vice President, General Counsel and
                                    Secretary